UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2009, TomoTherapy Incorporated (the "Company") entered into a Manufacture and Supply Agreement (the "Supply Agreement") with an effective date of October 8, 2008, with Siemens AG Healthcare Sector, Components & Vacuum Technology, having a business address at Henkestrasse 127, 91052 Erlangen, Germany ("Siemens"), for the manufacture, purchase and sale of linear accelerators and related components. The Supply Agreement supersedes the Manufacture and Supply Agreement dated November 14, 2003, between the Company and Siemens Medical Solutions, USA, Inc., located in Concord, California.

A linear accelerator is a key component in radiation therapy systems, used to create high-energy x-rays for cancer treatment. Siemens serves as the primary source of linear accelerators for the Company at the current time.

Pursuant to the Supply Agreement, the Company receives a discount off of the base price for all parts. Additionally, a volume discount and a time-based cumulative discount are applied on linear accelerator purchases.

The linear accelerators are warranted for eighteen months from the date of delivery or twelve months from the date of installation at a customer site, whichever occurs first. The prior agreement with Siemens provided for a 12-month warranty from the date of delivery. All other products from Siemens under the Supply Agreement carry a 6-month warranty from the date of delivery.

After the initial five year term of the Supply Agreement, it will automatically renew for successive one-year periods thereafter unless either party provides at least eleven months’ written notice of termination to the other party. In addition, the Supply Agreement may be terminated: (1) by the Company if a certain percentage of the linear accelerators fails within one-year due to manufacturing and/or material defects, (2) by either party in the event of bankruptcy or suspension of operations, or (3) by either party after providing written notice of a breach and a 30-day opportunity to cure. In the event Siemens terminates the Supply Agreement, the Company may place a last time purchase order no later than 90 days prior to termination to provide expected production needs for one year.

Siemens will repair linear accelerators post-warranty at a price not to exceed a specified maximum, such price to be set forth following the repair and test of ten units. Siemens will reimburse the Company every six months for the Company’s costs incurred to ship the products from Frankfurt, Germany upon receiving a written statement of such costs.

The Supply Agreement, as redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number Description
10.1* Supply Agreement with Siemens AG Healthcare Sector dated January 13, 2009

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Form 8-K and submitted separately to the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

January 16, 2009	By:	/s/ Stephen C. Hathaway

Name: Stephen C. Hathaway
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Supply Agreement with Siemens AG Healthcare Sector dated January 13, 2009